EXHIBIT 10.10

REVOLVINGLINEOFCREDITNOTE

$4,000,000.00	March 1, 2026

FOR VALUE RECEIVED, the undersigned, Independence Power Holdings, Inc., a Nevada corporation, having an address of 1411 Dallas Parkway, Suite 200, Dallas, Texas 75254 (“Maker”), hereby promises to pay to the order of Independence Investors, LLC, a Delaware limited liability company (together with its successors and assigns and any subsequent holders of this Revolving Line of Credit Note (this “Note”), “Holder”), on or before April 30, 2027 (the “Maturity Date”) as hereinafter provided, in lawful money of the United States of America, the principal amount of Four Million and 0/100 Dollars ($4,000,000.00) (the “Principal”) or, if less than such principal amount, the aggregate principal amount advanced by the Holder from time to time to the Maker pursuant to the Revolving Loan (as defined below), together with accrued interest on the advanced principal, which is to accrue at the rate of interest (the “Applicable Rate”) equal to the lesser of: (x) four percent (4%) per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of three hundred sixty (360) days); or (y) the Maximum Lawful Rate (hereinafter defined), each change in the rate to be charged hereunder to become effective without notice to Maker on the effective day of each change in the Maximum Lawful Rate. The parties hereto acknowledge that this Note is a “Commercial Loan,” in accordance with Section 306.001(5) of the Texas Finance Code.

Interest on past due principal, and, to the extent permitted by law, on past due interest, shall accrue daily from the dates due until paid at the rate of interest (the “Default Rate”) equal to twelve percent (12%) per annum (calculated on the basis of actual days elapsed, but computed as if each calendar year consisted of three hundred sixty (360) days). Maker represents to Holder that the loan evidenced by this Note is being made for commercial purposes, and is not primarily for personal, family, or household use.

1. Repayment of Advances.

(i) Maker shall pay, or cause to be paid, to Holder, payments of all accrued interest on the outstanding principal balance within thirty (30) days of Maker’s receipt of Holder’s demand for payment. In the event of an uncured Event of Default, accrued and unpaid interest on outstanding principal shall accrue at the Default Rate.

(ii) All outstanding principal, together with the accrued and unpaid interest on outstanding principal, and all other amounts due with respect to this Note and that certain Revolving Line of Credit Agreement entered into by and between Maker and Lender, dated effective as of even date herewith (the “Revolving Loan”), shall be due and payable on the Maturity Date.

(iii) Outstanding principal and accrued interest on this Note shall be due and payable in lawful money of the United States of America in Dallas, Texas at the office of Holder at 1411 Dallas Parkway, Suite 200, Dallas, Texas 75254, or such other place as Holder may from time to time designate in writing to Maker.

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2. Prepayments. Maker shall be entitled to prepay the outstanding principal balance hereof in whole or in part, without fee, premium, or penalty. Any such prepayment shall be accompanied by payment of all accrued and unpaid interest with respect to the Principal amount being prepaid, calculated through (and including) the date of such prepayment. Such accrued and unpaid interest shall be due and payable on the date of prepayment and is not waived or deferred by virtue of prepayment.

3. Events of Default and Remedies. Without notice or demand except as expressly provided herein (which are hereby waived except as expressly provided herein), the entire unpaid principal balance of, and all accrued interest on, this Note shall immediately become due and payable at the option of Holder upon the occurrence of any one (1) or more of the following events of default (individually and collectively, hereinafter called an “Event of Default”):

(i) Maker’s failure to pay when due any sum payable to Holder under this Note, the Revolving Loan, or under any other agreement or note between Maker and Holder, whether now existing or hereafter executed;

(ii) Maker’s failure to perform or observe any other obligation of Maker to Holder (including without limitation, all obligations and covenants undertaken in the Revolving Loan);

(iii) the dissolution or insolvency of Maker;

(iv) Maker being made the subject of any proceeding provided for by any Debtor Relief Law, as defined herein, that could suspend or otherwise affect any of the rights of Holder and such proceeding is not withdrawn, dismissed, cancelled, or terminated within sixty

(60) days. As used herein, “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally;

(v) Maker becoming the subject of an investigation or proceeding conducted by a governmental or regulatory body, the conclusion of which may result in civil or criminal penalties, if such investigation or proceeding is not withdrawn, dismissed, cancelled, or terminated within thirty (30) days; or

(vi) any representation or warranty made by Maker under the Revolving Loan or this Note prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made or deemed to have been made.

4. Notice of Default. Upon the occurrence of any Event of Default under this Note, Holder shall provide written notice to Maker specifying the nature of the default (the “Default Notice”).

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5. Right to Cure. Maker shall have a period of ten (10) Business Days (hereinafter defined) from receipt of the Default Notice to cure any monetary default and thirty (30) days to cure any non-monetary default, unless otherwise expressly provided herein. If Maker fails to cure the default within the applicable cure period, Holder may, without further notice or demand, declare the entire outstanding principal balance of, and all accrued interest on, this Note immediately due and payable.

6. Method of Notice. Any notice under this Note must be in writing and must be sent to by email to the notice party listed below. The notice shall be deemed duly given if the recipient confirms receipt. If receipt is not confirmed, notice shall be deemed duly given if (a) personally delivered; or (b) sent by reputable commercial overnight delivery service. The effective date of any notice shall be (i) if by personal delivery, messenger or courier service, the date of delivery of the notice; or (ii) if by email, on the date the email is sent if the email is sent prior to 5:00 p.m. (Dallas, Texas time) or on the date after the email is sent if the email is sent after 5:00 p.m. (Dallas, Texas time). Notices on behalf of either Party may be given by the attorneys representing such party. The proper address and email address for each Party are as follows:

If to Holder:

Independence Investors, LLC

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

Attn: David J. Durrett

Email: durrett@independco.com

If to Maker:

Independence Power Holdings, Inc.

14114 Dallas Parkway, Suite 200

Dallas, Texas 75254

Attn: Todd Parkin

Email: tparkin@independencepower.co

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7. Waiver. Maker, and each surety, endorser, and other party ever liable for the payment of any sum of money payable on this Note, jointly and severally waive demand, presentment, protest, notice of nonpayment or nonperformance, notice of intention to accelerate, notice of protest, notice of acceleration, and any and all lack of notice or diligence or any delay in collection or the filing of suit hereon which may occur, and agree that their liability on this Note shall not be affected by any renewal or extension in the time of payment hereof, by any indulgences, by any release of any party primarily or secondarily liable hereon, or by any release, substitution, subordination or change in any security for the payment of this Note, and hereby consent to any and all renewals, extensions, indulgences, releases, substitutions, subordinations, or changes, regardless of the number of such renewals, extensions, indulgences, releases, substitutions, subordinations, or changes, without notice thereof to any of them. Notwithstanding the preceding sentence, Holder may not unilaterally renew, extend, or alter the terms of this Note without Maker’s written consent. Without limiting the generality of the foregoing provisions, Holder’s acceptance from time to time of any payment under this Note that is past due or that is less than the payment in full of all amounts due and payable at the time of such payment, will not: (i) constitute a waiver of or impair or extinguish the rights of Holder to accelerate the maturity of this Note or to exercise any other right, power or remedy at that time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy; or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect. Maker and any endorsers hereof severally waive and relinquish, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshaling, forbearance, valuation, stay, extension, redemption, appraisement, exemption, homestead, and deficiency proceedings, now or hereafter provided by the Constitution and Laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note.

8. Maximum Interest Rate. It is expressly stipulated and agreed to be the intent of Maker and Holder at all times to comply strictly with the applicable law governing the maximum rate or amount of interest payable on this Note or the Related Indebtedness (hereinafter defined). If the applicable law is ever judicially interpreted so as to render usurious any amount:

(i) contracted for, charged, taken, reserved, or received pursuant to this Note or any other communication or writing by or between Maker and Holder;

(ii) contracted for, charged, taken, reserved or received by reason of Holder’s exercise of the option to accelerate the maturity of this Note and/or the Related Indebtedness; or

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(iii) paid by Maker or received by Holder by reason of any voluntary prepayment by Maker of this Note and/or the Related Indebtedness, then it is Maker’s and Holder’s express intent that all amounts charged in excess of the Maximum Lawful Rate shall be automatically canceled, ab initio, and all amounts in excess of the Maximum Lawful Rate theretofore collected by Holder shall be credited on the principal balance of this Note and/or the Related Indebtedness (or, if this Note and all Related Indebtedness have been or would thereby be paid in full, refunded to Maker), and the provisions of this Note shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder; provided, however, if this Note has been paid in full before the end of the stated term of this Note, then Maker and Holder agree that Holder shall, with reasonable promptness after Holder discovers or is advised by Maker that interest was received in an amount in excess of the Maximum Lawful Rate, either refund such excess interest against this Note and/or any Related Indebtedness then owing by Maker to Holder. Maker hereby agrees that as a condition precedent to any claim seeking usury penalties against Holder, Maker will provide written notice to Holder, advising Holder in reasonable detail of the nature and amount of the violation, and Holder shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Maker or crediting such excess interest against this Note and/or the Related Indebtedness then owing by Maker to Holder. All sums contracted for, charged, taken, reserved or received by Holder for the use, forbearance or detention of any debt evidenced by this Note and/or the Related Indebtedness shall, to the extent permitted by applicable law, be amortized or spread, using the actuarial method, throughout the stated term of this Note and/or the Related Indebtedness (including any and all renewal and extension periods) until payment in full so that the rate or amount of interest on account of this Note and/or the Related Indebtedness does not exceed the Maximum Lawful Rate from time to time in effect and applicable to this Note and/or the Related Indebtedness for so long as debt is outstanding. In no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to this Note and/or any of the Related Indebtedness. Notwithstanding anything to the contrary contained herein, it is not the intention of Holder to accelerate the Maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration. As used herein, the term “Maximum Lawful Rate” shall mean the maximum lawful rate of interest which may be contracted for, charged, taken, received or reserved by Holder in accordance with applicable laws, taking into account all Charges (hereinafter defined) made in connection with the transaction evidenced by this Note. As used herein, the term “Charges” shall mean all fees, charges and/or any other things of value, if any, contracted for, charged, received, taken or reserved by Holder in connection with the transactions relating to this Note, which are treated as interest under applicable law. As used herein, the term “Related Indebtedness” shall mean any and all debt paid or payable by Maker to Holder, except such debt which has been paid or is payable by Maker to Holder under this Note. To the extent that Holder is relying on Chapter 303 of the Texas Finance Code to determine the Maximum Lawful Rate payable on this Note and/or any other portion of the Related Indebtedness, Holder will utilize the weekly ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits Holder to contract for, charge, take, receive or reserve a greater amount of interest than under otherwise applicable state law, Holder will rely on United States federal law instead of such Chapter 303 for the purpose of determining the Maximum Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Holder may, at its option and from time to time, utilize any other method of establishing the Maximum Lawful Rate under such Chapter 303 or under other applicable law by giving notice, if required, to Maker as provided by applicable law now or hereafter in effect.

9. Payments; Business Day. Each payment or repayment hereon must be paid at the office of Holder specified above in lawful money as therein specified and in funds which are or will be available for immediate use by Holder at such office on or before 2:00 p.m. Dallas, Texas, time on the day such payment or prepayment is due. In any case where a payment of principal or interest hereof is due on a day which is not a Business Day, Maker shall be entitled to delay such payment until the next succeeding Business Day, but any such extension of time for payment shall be included in computing interest which has accrued and shall be payable in connection with such payment, until the payment is, in fact, made. As used herein, “Business Day” means every day on which national banking associations located in Texas are allowed to be open for general lending business.

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10. Cumulative Rights. No delay on the part of Holder in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any such power or right. Enforcement by Holder of any security for the payment hereof shall not constitute any election by it of remedies so as to preclude the exercise of any other remedy available to it.

11. Attorneys’ Fees and Costs. If any holder of this Note retains an attorney-at-law in connection with any Event of Default or at maturity or to collect, enforce, or defend this Note or any part hereof, in any lawsuit or in any probate, reorganization, bankruptcy, insolvency, or other proceeding, or if Maker sues any holder in connection with this Note and does not prevail, then Maker agrees and promises to pay to each such holder, in addition to the outstanding principal balance hereof and all interest hereon, all costs and expenses of collection or incurred by such holder or in any such suit or proceeding, including, but not limited to, reasonable attorneys’ fees.

12. GOVERNING LAW. THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE CONSTRUCTION, VALIDITY, ENFORCEMENT, AND INTERPRETATION HEREOF, EXCEPT TO THE EXTENT FEDERAL LAWS OTHERWISE GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT, AND INTERPRETATION HEREOF, EACH WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

13. Headings; Construction. The headings of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof, words used herein of any gender shall be construed to include any other gender where appropriate, and words used herein which are either singular or plural shall be construed to include the other where appropriate.

14. Successors and Assigns. All of the covenants, stipulations, promises, terms, provisions, and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Holder, assign any rights, duties, or obligations under this Note. Without the consent of Maker, Holder may, in its sole discretion, at any time or from time to time while any portion of the indebtedness evidenced hereby remains unpaid, transfer, sell, assign, or pledge this Note (or any portion thereof).

15. DISCLAIMER OF RELIANCE. MAKER ACKNOWLEDGES THAT NONE OF THE PARTIES HERETO, NOR ANY AGENTS OR COUNSEL OF ANY OTHER PARTY, HAVE MADE ANY PROMISE, REPRESENTATION, OR WARRANTY, EXPRESS OR IMPLIED, NOT CONTAINED HEREIN, TO INDUCE THE PARTIES’ EXECUTION OF THIS NOTE. MAKER ACKNOWLEDGES AND WARRANTS THAT MAKER IS NOT EXECUTING THIS NOTE IN RELIANCE ON ANY PROMISE, REPRESENTATION, OR WARRANTY NOT CONTAINED HEREIN. MAKER REPRESENTS AND WARRANTS THAT MAKER HAS CONDUCTED AN INDEPENDENT INVESTIGATION AND THAT MAKER HAS HAD THE OPPORTUNITY TO CONSULT WITH THE COUNSEL OF MAKER’S CHOICE AND SO HAS CONSULTED. MAKER SPECIFICALLY DISCLAIMS RELIANCE ON ANY REPRESENTATIONS MADE BY ANY OTHER PARTY, EXCEPT FOR THOSE REPRESENTATIONS THAT ARE SPECIFICALLY REDUCED TO WRITING IN THIS NOTE.

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16. CONSENT TO JURISDICTION. SUBJECT TO SECTION 18 HEREIN, EACH OF MAKER AND HOLDER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE DISTRICT OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF DALLAS WITHIN THE STATE OF TEXAS AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS.

17. WAIVER OF JURY TRIAL. MAKER HEREBY WAIVES ITS RESPECTIVE RIGHT TO A JURY TRIAL OF ANY CLAIM, CAUSE OF ACTION, COUNTERCLAIM, OR CROSS-CLAIM IN ANY ACTION, PROCEEDING OR OTHER HEARING BROUGHT BY EITHER MAKER OR HOLDER BASED UPON OR ARISING OUT OF THIS NOTE OR ANY DEALINGS BETWEEN MAKER AND HOLDER RELATING TO THE SUBJECT MATTER OF THIS NOTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. MAKER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTERING INTO THIS NOTE, THAT MAKER ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS NOTE AND THAT MAKER WILL CONTINUE TO RELY ON THIS WAIVER IN ANY RELATED FUTURE DEALINGS BETWEEN MAKER AND HOLDER. MAKER FURTHER WARRANTS AND REPRESENTS THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. MAKER EXPRESSLY AGREES TO WAIVE ANY AND ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN CONNECTION WITH ANY MATTER RELATING TO THIS NOTE.

18. ARBITRATION. ANY DISPUTE, CLAIM, OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DEALINGS BETWEEN THE PARTIES, OR THE BREACH, TERMINATION, ENFORCEMENT, INTERPRETATION, OR VALIDITY OF THIS NOTE, INCLUDING THE DETERMINATION OF THE SCOPE OR APPLICABILITY OF THIS AGREEMENT TO ARBITRATE, SHALL BE RESOLVED BY SUBMISSION TO ARBITRATION IN THE COUNTY OF DALLAS, STATE OF TEXAS, BEFORE AN ARBITRATOR SELECTED BY DALLAS JAMS PROCEDURE (THE “ARBITRATOR”). THE ARBITRATION SHALL BE ADMINISTERED BY DALLAS JAMS, PURSUANT TO JAMS ARBITRATION UNDER THE TEXAS ARBITRATION ACT, AND IN ACCORDANCE WITH THE EXPEDITED PROCEDURES CONTAINED THEREIN. THE ARBITRATOR SHALL FOLLOW ANY APPLICABLE FEDERAL LAW AND TEXAS STATE LAW IN RENDERING AN AWARD. JUDGMENT ON THE AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION OVER THE DISPUTE, CLAIM, OR CONTROVERSY SUBMITTED TO SUCH ARBITRATION. THIS SECTION SHALL NOT PRECLUDE THE PARTIES FROM SEEKING PROVISIONAL REMEDIES IN AID OF ARBITRATION FROM A COURT OF COMPETENT JURISDICTION IN DALLAS COUNTY, TEXAS ONLY. FURTHER, THE PARTIES AGREE AND ACKNOWLEDGE THAT THE ARBITRATOR’S DECISION SHALL BE FINAL AND BINDING, TO THE FULLEST EXTENT PERMITTED BY LAW, AND ENFORCEABLE BY ANY COURT HAVING JURISDICTION THEREOF.

[Signature page follows.]

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IN WITNESS WHEREOF, Maker has executed this Note as of the date and year first above written.

MAKER:

INDEPENDENCE POWER HOLDINGS, INC., a Nevada corporation

By:	/s/ Todd Parkin
Name:	Todd Parkin
Title:	CEO

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